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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-87753 of EMCORE Corporation on Form S-3 of our report dated January 10, 2000 appearing in the Annual Report on Form 10-K/A of EMCORE Corporation for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP



Parsippany, New Jersey
July 26, 2000